UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of report (Date of earliest event reported) November 3, 2004

A.C. Moore Arts & Crafts, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-23157	22-3527763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 A.C. Moore Drive, Berlin, NJ	08009
(Address of Principal Executive Offices)	(Zip Code)

(856) 228-6700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Amendment to Material Agreement

          On November 3, 2004, we, our subsidiaries and Wachovia Bank, National Association entered into Modification Number One to Promissory Note related to our $25.0 million line of credit agreement with Wachovia Bank. The purpose of this amendment was to extend the expiration date of our $25.0 million line of credit agreement from January 1, 2005 to May 1, 2006. At September 30, 2004 there were no borrowings outstanding under this agreement.

Description of Relationship Between Us and Wachovia Bank

          As described above, we are parties to a $25.0 million line of credit agreement with Wachovia Bank. In addition, we have two mortgage agreements with Wachovia Bank relating to our new corporate offices and distribution center. The mortgages totaling $30.0 million, all of which were outstanding at September 30, 2004, are secured by land, building, and equipment.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.

Date: November 4, 2004	By:	Leslie H. Gordon
		Name:	Leslie H. Gordon
		Title:	Executive Vice President and Chief Financial Officer